UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

905 Calle Amanecer, Suite 300,
San Clemente, CA	92673

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 542-3130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment Credit and Guaranty Agreement

On February 1, 2016, CareTrust REIT, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to the credit and guaranty agreement dated August 5, 2015 (the “Credit Agreement”), by and among the Company, CareTrust GP, LLC, CTR Partnership, L.P., as the borrower, and certain of its wholly owned subsidiaries, KeyBank National Association, as administrative agent, an issuing bank and swingline lender, and the lenders party thereto. Pursuant to the Amendment, (i) commitments in respect of the unsecured asset-based revolving facility (the “Revolving Facility”) were increased by $100.0 million to $400.0 million, (ii) a new $100.0 million non-amortizing unsecured term loan (the “Term Loan”) was funded and (iii) the uncommitted incremental facility was increased by $50.0 million to $250.0 million. The Revolving Facility continues to mature on August 5, 2019, subject to two, six-month extension options. The Term Loan, which matures on February 1, 2023, may be prepaid at any time subject to a 2% premium in the first year after issuance and a 1% premium in the second year after issuance. Approximately $95.0 million of the proceeds of the Term Loan were used to pay off and terminate the Company’s existing secured mortgage indebtedness under the Fifth Amended and Restated Loan Agreement, dated May 30, 2014 (the “GECC Loan”), with General Electric Capital Corporation, as agent and lender, and the other lenders party thereto (the “Refinancing”). The Company currently expects to use borrowings under the Credit Agreement for working capital purposes, to fund acquisitions and for general corporate purposes.

Pursuant to the Amendment, the interest rates applicable to term loans under the Credit Facility are, at the Company’s option, equal to either a base rate plus a margin ranging from 0.95% to 1.60% per annum or LIBOR plus a margin ranging from 1.95% to 2.60% per annum based on the debt to asset value ratio of the Company and its subsidiaries (subject to decrease at the Company’s election if the Company obtains certain specified investment grade ratings on its senior long term unsecured debt). Interest rates and commitment fees applicable to loans under the Revolving Facility were unchanged from the Credit Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment (including the amendment and restatement of the Credit Agreement attached as Annex A to the Amendment), a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02. On February 1, 2016, the Company used approximately $95.0 million of the proceeds of the Term Loan to consummate the Refinancing, and the GECC Loan was terminated on February 1, 2015. A description of the material terms of the GECC Loan was previously included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2014.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

First Amendment to Credit and Guaranty Agreement, dated February 1, 2016, by and among CareTrust REIT, Inc., CTR Partnership, L.P., the other guarantors therein and KeyBank National Association, as administrative agent, and the other lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARETRUST REIT, INC. (Registrant)

By:	/s/ Gregory K. Stapley
	Name:	Gregory K. Stapley
	Title:	President, Chairman and Chief Executive Officer

Date: February 4, 2016